UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Fortive Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

FORTIVE CORPORATION 6920 SEAWAY BLVD EVERETT, WA 98203	Your Vote Counts! FORTIVE CORPORATION 2022 Annual Meeting Vote by June 6, 2022 11:59 PM ET. For shares held in a Plan, vote by June 1, 2022 11:59 PM ET.

You invested in FORTIVE CORPORATION and it’s time to vote!
You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on June 7, 2022.

Get informed before you vote
View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 24, 2022. If you would like to request a copy of the material(s) (including a proxy card) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit www.ProxyVote.com
Control #

Smartphone users Point your camera here and vote without entering a control number	Vote Virtually at the Meeting* June 7, 2022 3:00 PM PDT Virtually at: www.virtualshareholdermeeting.com/FTV2022

*	Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. We encourage you to access and review all of the important information contained in the proxy materials before voting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	To elect the following nominees to serve as Directors, each for a one-year term expiring at the 2023 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified.
1a.	Daniel L. Comas	For
1b.	Sharmistha Dubey	For
1c.	Rejji P. Hayes	For
1d.	Wright Lassiter III	For
1e.	James A. Lico	For
1f.	Kate D. Mitchell	For
1g.	Jeannine P. Sargent	For
1h.	Alan G. Spoon	For
2.	To approve on an advisory basis Fortive’s named executive officer compensation.	For
3.	To ratify the appointment of Ernst & Young LLP as Fortive’s independent registered public accounting firm for the year ending December 31, 2022.	For
4.	To approve amendments to Fortive’s Restated Certificate of Incorporation to eliminate the supermajority voting requirements.	For
5.	To consider and act upon a shareholder proposal to eliminate the supermajority voting requirements.	Against
NOTE: To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

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